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                                                                   EXHIBIT 10.62

                            MULTI-TENANT LEASE--NNN


1.   BASIC PROVISIONS ("BASIC PROVISIONS").

     1.1 PARTIES: This lease ("LEASE"), dated for reference purposes only, December 1, 1994, is made by and between BOTAC VI LEASING L.L.C., A UTAH LIMITED LIABILITY COMPANY ("LESSOR") and BIG O DEVELOPMENT, INC., A COLORADO CORPORATION ("LESSEE"), (collectively the "PARTIES," or individually a "PARTY").

     1.2 PREMISES: That certain portion of the Building, consisting of approximately 18,000 square feet of office space ("Office Space") and approximately 5,000 square feet of warehouse space ("Warehouse Space") including all improvements therein, situate on the real property described as: Lot 5, Lincoln Executive Center, an administrative replat of Lot 5, Filing no. 1, commonly known by the street address of 11755 East Peakview Avenue, located in the City of Englewood, County of Arapahoe, State of Colorado, with zip code 80111, as outlined on Exhibit "A" attached hereto ("PREMISES"). The "BUILDING" is that certain building containing the Premises and generally described as office/warehouse. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.3 below) "COMMON AREAS" as hereinafter specified, but shall not have any rights to the roof or exterior walls of the Building. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "LEASED PREMISES." (Also see Paragraph 2.)

     1.3 PARKING: 51 unreserved parking spaces (UNRESERVED PARKING SPACES"); and 9 reserved vehicle parking spaces ("RESERVED PARKING SPACES"). (Also see Paragraph 2.2)

     1.4 TERM: Three (3) years and Zero (0) months ("ORIGINAL TERM") commencing APRIL 1, 1995 ("COMMENCEMENT DATE") and ending MARCH 31, 1998 ("EXPIRATION DATE").

     1.5 BASE RENT: Zero Dollars ($0) per month for the OFFICE SPACE AND $3.00 PER SQUARE FOOT PER YEAR FOR THE WAREHOUSE SPACE ("BASE RENT"), payable on the first day of each month commencing commencement of extended term. (Also see Paragraph 4.)

     1.6 BASE RENT PAID UPON EXECUTION: Zero Dollars ($0) for the Office Space and the first month's Base Rent of One Thousand Two Hundred Fifty and NO/100 Dollars ($1,250.00) for the Warehouse Space as Base Rent for the Original Term.

     1.7  LESSEE'S SHARE OF COMMON AREA OPERATING EXPENSES:  ("Lessee's Share").

     1.8  SECURITY DEPOSIT:  $0 ("SECURITY DEPOSIT").

     1.9 PERMITTED USE: general office purposes for the OFFICE SPACE AND WAREHOUSE USES FOR THE WAREHOUSE SPACE ("PERMITTED USE") (Also see Paragraph 5.)

     1.10 INSURING PARTY.  Lessor is the "INSURING PARTY."  (Also see
Paragraph 6.)

     1.11 REAL ESTATE BROKERS.  Not applicable.

     1.12 GUARANTOR.  Not applicable.

 2.  PREMISES, PARKING AND COMMON AREAS.

     2.1 LETTING. Lessor hereby Leases to Lessee, and Lessee hereby leases from Lessor, the Leased Premises, for the term, at the rental, and upon all of the terms, covenants and condition set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee's Share (as defined in Paragraph 1.7).

     2.2 VEHICLE PARKING. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.3 on those portions of the Common Areas designated from time to time by Lessor for parking.

     2.3 COMMON AREAS - DEFINITION. The term "Common Areas" is designed as all areas and facilities outside the Premises and within the exterior boundary line of the Leased Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other lessees of the Leased Premises and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, access to the Premises, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

     2.4 COMMON AREAS - LESSEE'S RIGHTS. Lessor hereby grants to Lessee, for the benefit of the Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Leased Premises.

     2.5 COMMON AREAS - RULES AND REGULATIONS. Subject to the provisions of this Lease, Lessor or such other person(s) as Lessor may appoint and shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 29. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors

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and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Leased Premises.

3. TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.4.

4.   RENT.

     4.1 BASE RENT. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to the Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

     4.2 COMMON AREA OPERATING EXPENSES. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.7) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

         (a) "COMMON AREA OPERATING EXPENSES" are defined, for purposes of this Lease, are all costs incurred by Lessor relating to the ownership and operation of the Leased Premises, including, but not limited to, the following:

              i. The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

                   1. The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators and roof.

                   2.   Fire detection and sprinkler systems.

              ii.  Trash disposal and property management.

              iii. Maintenance of Common Areas.

              iv. Base Real Property Taxes and any increases in such taxes (as defined in Paragraph 8.2(b) for the Building and the Common Areas.

              v.   Insurance Costs (as defined in Paragraph 6.1).

              vi. The cost of insurance carried by Lessor with respect to the Common Areas.

              vii. Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

          (b) Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by lessor from time to time of Lessee's Share of Annual Common Area Operating Expenses and the same shall be payable quarterly, during each 12-month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the Actual Common Area Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(b) during said preceding year exceed Lessee's Share as indicated on said statement, Lessor shall credit the amount of such overpayment against Lessee's Share of Common Area Operating Expenses next becoming due. If Lessee's payments under this Paragraph 4.2(b) during said preceding year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

          (c) Since Lessee is leasing most of the Office Space and a small portion of the Warehouse Space in the Leased Premises and most of the remaining space in the Leased Premises is for warehouse use, Lessor and Lessee will have to allocate the Common Area Operating Expenses, by mutual agreement between them and the other lessee(s), so as to fairly allocate such expenses, based on the unique uses of each lessee. In the event the parties fail to reach a mutual agreement as to the allocation of the Common Area Operating Expenses, or to re-allocate them due to changes in circumstances in any Lessee's use of the Leased Premises, the parties will resolve such disputes under the procedures of the American Arbitration Association.

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5.   USE.

     5.1  PERMITTED USE.

          (a) Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.9, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and or occupants of, or causes damage to the Premises or neighboring premises or properties.

          (b) Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the permissible pursuant to this Paragraph 5. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

     5.2  LESSEE'S OBLIGATIONS.

          (a) Subject to the provisions of Paragraphs 5.3 (Lessor's Obligations), 7 (Damage or Destruction), and 12 (Condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair, including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Lessor pursuant to Paragraph 5.3 below. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices.

          (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain the contract for the heating, air conditioning and ventilating systems, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

          (c) If Lessee fails to perform Lessee's obligations under this Paragraph 5.2, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair.

     5.3 LESSOR'S OBLIGATIONS. Subject to the provisions of 4.2 (Common Area Operating Expenses), 5 (Use), 5.2 (Lessee's Obligations), 7 (Damage or Destruction) and 12 (Condemnation), Lessor shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parte thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2.

     5.4  UTILITY INSTALLATIONS, TRADE FIXTURES, ALTERATIONS.

          (a) DEFINITIONS; CONSENT REQUIRED. The term "Utility Installations" is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's furniture and equipment which can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures. "Lessee-Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not owned by Lessor. Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (including the roof) without Lessor's consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems.

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          (b) CONSENT.  Any alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents given by Lessor, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor.

          (c) LIEN PROTECTION. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises.

     5.5  OWNERSHIP, SURRENDER, AND RESTORATION.

          (a) OWNERSHIP. All Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises.

          (b) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

6.   INSURANCE; INDEMNITY.

     6.1  PAYMENT OF PREMIUMS.

          (a) As used herein, the "Insurance Costs" is defined as the actual cost of the insurance applicable to the Building and required to be carried by Lessor pursuant to Paragraphs 6.2(b), 6.3(a) and 6.3(b), ("Required
Insurance"), as hereinafter defined, calculated on an annual basis. "Insurance Costs" shall include, but not be limited to, requirements of the holder of a mortgage or deed of trust covering the Premises, increased valuation of the Premises, and/or a general premium rate increase. The "Base Premium" shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the Commencement Date. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $2,000,000 procured under Paragraph 6.2(b).

          (b) Lessee shall pay any Insurance Costs to Lessor pursuant to Paragraph 4.2. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

     6.2  LIABILITY INSURANCE.

          (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnify obligations under this Lease.

          (b) CARRIED BY LESSOR. Lessor shall also maintain liability insurance described in Paragraph 6.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee.

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     6.3  PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

          (a) Building and Improvements. Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to any Lender(s), insuring against loss or damage to the Premises. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof of, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Lessee-Owned Alterations and Utility Installations, Trade Fixtures and Lessee's personal property shall be insured by Lessee pursuant to Paragraph 6.4. Lessor's policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender or included in the Base Premium), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

     (b) RENTAL VALUE. Lessor shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring the loss of the full rental and other charges payable by all lessees of the Building to Lessor for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Said insurance may provide that in the vent the Lease is terminated by reason of an insured loss, the period of indemnify for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period.

     (c) LESSEE'S IMPROVEMENTS. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee-Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

     6.4 LESSEE'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 6.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Trade Fixtures and Lessee-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Lessor as the Insuring Party under Paragraph 6.3(a). The proceeds from any such insurance shall be used by Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations. Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.

     6.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall cause to be delivered to Lessor, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Paragrah 6.2(a) and 6.4. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.

     6.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 6. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

    6.7 INDEMNITY. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect ,of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under the Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims

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made against Lessor) litigated and/or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

7. DAMAGE OR DESTRUCTION.

     7.1   DEFINITIONS.

          (a) "PREMISES PARTIAL DAMAGE" shall mean damage, or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than fifty percent(50%) or of the then Replacement Cost (as defined in Paragraph 7.1(d) of the Premises (excluding Lessee-owned alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

          (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is fifty percent (50 %) or more of the then Replacement Cost of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Building, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building, the cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost (excluding Lessee owned alterations and utility installments and trade fixtures of any Lessees of the building) of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.

          (c) "INSURED LOSS" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 6.3 (a)irrespective of any deductible amounts or coverage limits involved.

          (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

7.2 PARTIAL DAMAGE-INSURED LOSS. If Premises Partial Damage that is an Insured Loss occurs, then Lessor shall,at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this shall continue in full force and effect. If Lessor receives said funds or adequate assurance thereof within said ten
(10) day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to lessee within ten (10) days thereafter to make such restoration and repaid as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction.

7.3 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee.

7.4  ABATEMENT OF RENT; LESSEE'S REMEDIES.

          (a) In the event of (i) Premises Partial Destruction, the base Rent and the Common Area Operating Expenses and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired.

          (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 7 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph 7.4 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the premises , whichever occurs first.

      7.5 TERMINATION. Upon termination of this Lease pursuant to this Paragraph 7, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

8.   REAL PROPERTY TAXES.

      8.1 Payment of Taxes. Lessor shall pay the Real Property Taxes, as defined in Paragraph 8.2(a), applicable to the Leased Premises, and except as otherwise provided in Paragraph 8.3, the Base Real property Taxes and any increases in such taxes shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

      8.2   REAL PROPERTY TAX DEFINITIONS.

            (a) As used herein, the term Real Property Taxes, shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Leased Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Leased Premises or any portion thereof, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the premises. The term 'Real Property Taxes' shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Leased Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

            (b) As used herein, the term 'Base Real Property Taxes" shall be the amount of Real Property Taxes, which are assessed against the Premises, Building or Common Areas in the calendar year during which the Lease is executed. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

      8.3 ADDITIONAL IMPROVEMENTS. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Leased Premises by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 8.1 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

      8.4 LESSEE'S PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee-owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Leased Premises. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten
(10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

9. UTILITIES. Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Lessee shall pay to Lessor a reasonable proportion to be determined by mutual agreement of Lessor and Lessee of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Paragraph 4.2(b).

10.  ASSIGNMENT AND SUBLETTING.

      10.1   LESSOR'S CONSENT REQUIRED.

            (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld.

            (b) and assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 11.1.

            (c) Regardless of Lessor's consent, any assignment or subletting shall not (i) be effective without the express written assumption by assignee or sublessee of the obligations of the Lessee under this Lease, (ii) release the Lessee of any obligations hereunder nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

           (d) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee.

11.  DEFAULT; BREACH.

     11.1 A "DEFAULT" by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "BREACH" by Lessee is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 11.2 and/or 11.3:

           (a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

           (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Lessee's Base Rent and/or Lessee's Share of Common Area Operating Expenses, or any other monetary payment required to be made by Lessee hereunder, within ten (10) days after the due date.

           (c) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 29 hereof that are to be observed, complied with or performed by Lessee, where such Default continues for a period of thirty (30) days after written notice hereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty(30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

           (d) The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors;
(ii) Lessee's becoming a "debtor" as defined in 11 U.S. Code Section 101 or any successor statute (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 11.1(d) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

     11.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. In the event of a Breach of this Lease by Lessee (as defined in Paragraph 11.1), with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

           (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment approximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises,reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive, Lessor's right to recover damages under the Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraph

13.l(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shar also constitute the applicable notice for grace period purposes required by Subparagraph 13.l(b), (c) or (d). In such case, the applicable grace period under the unlawful detainer statue shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

            (b) Continue the Lease and Lessee's right to possession in effect after Lessee's Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable prorations.
Lessor and Lessee agree that the prorations on assignment and subletting in the Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appo of a receiver to protect the Lessor's interest under this Leme, shall not constitute a termination of the Lessee's right to possession.

           (c) Pursue any other remedy now or hereafer available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.
           (d) The expiration or on of this Lease and/or the termination of Lessee's right to possession shallnot relieve Lessee from liabilty under any indemnity provisions of this Lease as to matters occurring or accruing during the temm hereof or by reason of Lessee's occupancy of the Premises.

     11.3 BREACH BY LESSOR. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 11.3, a reasonable time shall in no event be less than thirty(30) days after receipt by Lessor, and by any Lender(s) whose name and address shau have been fitmished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if thenature of Lessor's obligation is such that more than thirty (30) days after such notice, are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

12. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation'), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25 %) of the portion of the Commmon Areas designated for Lessee's parking, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten(10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shau have taken possession) terminate this Lease as of the date the condemning authority takes such possession. Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in fuU force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in same proportion as therentable floor area of the Premises taken bears to,the total rentable floor area of the Premises. No reduction of Base Rent shall if the condemnation does not apply to any portion of thePremises. Any award or taking of all or any part of the Premises under the power of eminent domin or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received over and above Lessee's Share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

13. SEVERABILITY. The invalidity of any provision o this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision herof.

14. INTEREST ON PAST DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus two percent (2%) per annum, but not exceeding the maximum rate allowed by law.

15. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

16. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

17. NO PRIOR OR OTHER AGREEMENTS. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

18.  NOTICES.

     18.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by and or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 18. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's possession of the Premises, the Premises shall constitute Lessee's address for the purpose of Mailing or delivering notices to Lessee. A copy of all notices required or to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

     18.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given three (3) days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or Courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

19. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term,covenantor condition hereof. Lessor's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of estoppel to enforce the provision of this Lease such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding anything statements or conditions made by Lessee in connection therewith, such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

20. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

21. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

22. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

23. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the Parties, their personal representative, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

24.  SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

     24.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default pursuant to paragraph 11.3. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and/or any such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     24.2  ATTORNMENT. Subject to the non-disturbance provisions of Paragraph
24.3. Lessee agrees to attorn to a Lender or any other party who acquires ownership to the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.

     24.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

     24.4 SELF-EXECUTING. The agreements contained in this Paragraph 24 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attormment and/or non-disturbance agreement as is provided for herein.

25. ATTORNEYS' FEES. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder,the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. Lessor shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach. Broker(s) shall be intended third party beneficiaries of this Paragraph 25.

26. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and such alterations, repairs, improvements or additions to the Premises or to the Building, as Lessor may reasonably deem necessary. Lessor may at any time place on, about the Premises or Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

27. QUIET POSSESSION. Upon payment by Lessee of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

28.  OPTIONS.

     28.1 OPTIONS. Lessee shall have the Options to extend the term of this lease for two (2) additional three (3) year terms, at a Base Rent determined by the Parties to be at market at the time of each extension.

     28.2 DEFINITION. As used in this Lease, the word "Option" are the rights to extend the term of this Lease or to renew this Lease for additional terms beyond the Original Term.

     28.3 MULTIPLE OPTIONS. In the event Lessee has any multiple Options to extend or renew this Lease, a later option cannot be, exercised unless the prior Options to extend or renew this Lease have been validly exercised.

     28.4 EFFECT OF DEFAULT ON OPTIONS. Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary:
(i) during the period commencing with the giving of any notice of Default under Paragraph 11.1 and continuing until the notice of default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee).

29. RULES AND REGULATIONS. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations ("Rules and Regulations") which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Leased Premises and their invitees.

30. AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

31. CONFLICT. Any conflict between the printed Provisions of this Lease and the typewritten or handwritten'provisions shall be controlled by the typewritten or handwritten provisions.

32. AMENDMENTS. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional Insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

33. MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

34. ADDITIONAL OFFICE IMPROVEMENTS. As an inducement to Lessor to lease to Lessee the Office Space for three (3) years for no Base,Rent,Lessee is depositing in escrow, concurrently with the execution of the Lease, Eighty Thousand and N0/100 Dollars ($80,000.00),to be expended by Lessee for the construction of additional office space in a portion of the remaining warehouse, space of the Leased Premises for another lessee. Lessee will issue for the construction the additional office space pursuant to plans and specifications approved by the other lessee and Lessor and will pay up to $80,000 in costs for such construction. In the event Lessee does not incur the total $80,000 construction of this additional office space, the balance will be paid over to Lessor and shall be deemed payment of Base Rent on the Office Space for the Original Term. In the event Lessee is required to expend more than $80,000 for the additional office space, such additional expenditures will be deemed Base Rent on the office Space and the Original Term will be extended for the period of terms permitted by additional Base Rent at $6.00 per square foot per year.

35. DIESEL GENERATOR. Big O Development, Inc. shall have the right to continue to operate the diesel generator located on the east side of the building at Big O Development Inc.'s sole cost and expense for the term of this lease and any options that are exercised.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH AND EVERY TERM AND PROVISION CONTAINED HEREIN,AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCLALLY RFASONABLY AND EFFECTUATE, THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

The parties hereto have executed this Lease at the place and on the dates specified above thier respective signatures.

Executed at:  400 North 700 West
              North Salt Lake City, Utah 84054

on:           December 7, 1994

By:           LESSOR:

BOTAC VI LEASING, L.L.C.

              /s/  R. JOHN WALKER
By:           ________________________________
              Print Name: R. John Walker,
              Title:      Member of L.L.C.

              /s/  BRENT C. BEUTLER
By:           ________________________________
              Print Name: BRENT C. BEUTLER
              Title:      Member of L.L.C.

Address:      400 North 700 West
              North Salt Lake City, Utah 84054

Telephone:    801 292-1466

Facsimile:    801 298-4967

                                      Executed at:  11755 East Peakview Avenue
                                                    Englewood, Colorado 80111

                                      on:           December 6, 1994

                                      By:           LESSOR:

                                      BIG O DEVELOPMENT, INC.

                                                    /s/  JOHN B. ADAMS
                                      By:           __________________________
                                                    John B. Adams
                                                    Vice President

                                      Address:      11755 East Peakview Avenue
                                                    Englewood, Colorado 80111

                                      Telephone:    (303) 790-2800

                                      Facsimile:    (303) 790-0225

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                                                                       EXHIBIT A












                        [Rendition of Corporate offices
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[Site Plan Sketch.]



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